Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of August 31, 2007, by and between Elephant Talk Communications, Inc., a California corporation (the “Company”), and                  ,                  (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder (“Regulation S”), the Company desires to issue and sell to the Investor, and Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, this Agreement is one of several similar agreements for the purchase of an aggregate of at least US$ 5,000,000 of Common Stock of the Company (the “Co-Investment Agreements”) by additional investors (the “Co-Investors”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

1.	Purchase and Sale of Stock.

1.1.
Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, $ 50,000 of shares of the Company's common stock (the “Common Stock”) at a price 30 percent (thirty %) below the average closing price of the Common Stock as reported on the OTC Bulletin Board for the five (5) days preceding the date of approval of this Agreement by the Company’s Board of Directors. This approval has been granted on August 22, 2007.

1.2.
Purchase Price. The parties anticipate that all or a portion of the Purchase Price will be paid to the Company within seven (7) days of the date of this Agreement (the “Payment Date”); provided, that if all of the Purchase Price is not paid at the Payment Date, the remaining portion of the Purchase Price shall be paid on or before November 30, in one or more installments, together with interest thereon at the rate of 8% per annum for the period of delay. Any portion of the Purchase Price paid before the Closing shall be paid as a deposit pending the Closing and shall be returned to the Investor, without interest, if the Closing has not occurred within hundred twenty (120) days of the date hereof (unless such date is extended by agreement of the Investor). All payments of the Purchase Price shall be made by wire transfer to the following account:

1.3.	Closing. The purchase and sale of the Shares shall be consummated (the “Closing”) as soon as practicable following the later to occur of the following events:

(i)	approval of this Agreement and the other Co-Investment Agreements by the Board of Directors of the Company (without including the vote of any Investor that serves as a Director);

(ii)	the filing of amended and restated articles of incorporation by the Company to increase the number of shares of authorized Common Stock (the “Amended Articles”).

The obligation of the Investor to purchase and acquire the Shares hereunder shall be subject to (i) the condition that all representations and warranties and other statements of the Company shall be true and correct as of and on each of the date of this Agreement and the date of the Closing, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and (ii) purchase of at least US$5,000,000 of Common Stock by the Co-Investors at the Closing.

1.4.
Delivery. Within ten (10) business days of the Closing, the Company will deliver to the Investor a certificate or certificates, registered in Investor's name, representing the Shares purchased by Investor hereunder, against payment of the purchase price therefore.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

2.1.
Organization and Standing; Articles and By-Laws; The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

2.2.
Capitalization. The authorized capital stock of the Company consists of 255,000,000 shares of Capital Stock, of which 250,000,000 are common stock and 5,000,000 are preferred stock. As of June 30, 2007 (the most recent record date of the company), 238,265,927 shares of Common Stock are issued and outstanding and zero (0) shares of preferred are issued and outstanding. No capital stock of the Company has been authorized or issued since the most recent record date. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities were issued in compliance with applicable federal or state securities laws.

2.3.
Authorization. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder has been taken or will be taken on or before August 25, 2007. If board approval for the financing is not received on or before August 25, 2007, this Agreement shall forthwith terminate and cease to have any further force and effect and neither party shall have any further obligation to the other. This Agreement, when executed and delivered by the Company and approved by the Board of Directors, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued by the Company in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, other than any liens and encumbrances created by or imposed upon the holders thereof through no action of the Company; provided however, the Shares are subject to certain restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.4.
Private Sale. Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 below, the offer and sale of the Shares will not require registration or qualification with the U.S. Securities and Exchange Commission (the “SEC) under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder, and neither the Company nor any authorized agent acting on its behalf will take any action hereinafter that would cause the loss of such exemption.

2.5.
Delivery of SEC Filings. The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “10-KSB”) and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the 10-KSB and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

2.6.
Information Statement. The parties acknowledge that the holders of a majority of the Company’s Common Stock have approved the Amended Articles by written consent in lieu of a meeting and a preliminary Schedule 14C information statement has been filed with the SEC with respect thereto, but such a final information statement has not been filed with the SEC. The Company shall use its best efforts to file such final information statement with the SEC as soon as practicable and to mail such information statement to the shareholders of the Company. The Company shall also use its best efforts to file the Amended Articles with the Secretary of State of the State of California as soon as possible.

3.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

3.1.
Binding Obligation. This Agreement, when executed and delivered by the Investor, shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms. The entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.  The sale of the Share to the Investor as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Investor.

3.2.
No Registration. The Investor acknowledges and agrees that the Shares will be offered and sold to the Investor without such offer and sale being registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the U.S., and will be issued to the Investor in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the Securities Act provided by Regulation S. As such, the Investor further acknowledges and agrees that the Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. The Investor understands that the Shares may not be offered or sold in the U.S. or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state and federal securities laws.. Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares. The statutory and regulatory basis for the exemption claimed for the offer of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and federal securities laws.

3.3.
Investor Not a U.S. Person. The Investor is not a U.S. Person (as defined in Regulation S under the Securities Act). The Investor is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person.

3.4.
Purchase Entirely for Own Account. The Investor understands that the Company is making this Agreement with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Investor is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.5.
No Underwriter. The Investor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Investor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares.

3.6.
Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

3.7.
No Directed Selling Efforts. The Investor acknowledges that the Investor has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the U.S. in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S. for the resale of the Shares; provided, however, that the Investor may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements and as otherwise provided herein.

3.8.
No General Solicitation. The Investor is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

3.9.
Disclosure of Information.  The decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the SEC. The Investor and the Investor's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company. The Investor acknowledges that it has had access to all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Notwithstanding the Company’s representations set forth in Section 2.2 above, the Investor acknowledges that the Company is (1) concurrently negotiating with other prospective investors for the purchase and sale of additional shares of Common Stock and (2) preparing an Employee Compensation Plan pursuant to which the Company may issue additional shares of Common Stock.

3.10.
U.S. Civil Remedies. The Investor is acquiring the Shares pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this subscription, and, as a consequence, the Investor will not be entitled to use most of the civil remedies available under applicable securities legislation and the Investor will not receive information that would otherwise be required to be provided to the Investor pursuant to applicable securities legislation.

3.11.	No Other Representations. No person has made to the Investor any written or oral representations:

3.11.1.	that any person will resell or repurchase any of the Shares;

3.11.2.	that any person will refund the purchase price of any of the Shares;

3.11.3.	as to the future price or value of any of the Shares; or

3.11.4.
that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

3.12.
No Registration Rights. Except as provided in this Agreement, the Investor acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the Securities Act.

3.13.
Indemnification. The Investor will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Investor contained herein or in any document furnished by the Investor to the Company in connection herewith being untrue in any material respect or any breach or failure by the Investor to comply with any covenant or agreement made by the Investor to the Company in connection therewith.

3.14.
OTC Bulletin Board. None of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Investor that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Company's common shares on the NASD's OTC Bulletin Board.

3.15.
Investor’s Advisors. The Investor has been advised to consult the Investor's own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

3.15.1.	any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Units hereunder, and

3.15.2.	applicable resale restrictions; and

3.15.3.
this Agreement is not enforceable by the Investor unless it has been accepted by the Company, and the Investor acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

3.16.
Legends. The Investor acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S and to reflect the status of the Shares as restricted securities:

3.16.1.
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN AGREEMENT BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

3.16.2.	Any legend required by the laws of any State, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

3.17.
Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Investor nor any Affiliate of Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Investor’s investments or trading or information concerning Investor’s investments, including in respect of the Shares, or (z) is subject to Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares or sold any Common Stock (each, a “Prohibited Transaction”). At no time prior to the termination of this Agreement, shall Investor or its Trading Affiliates engage, directly or indirectly, in a Prohibited Transaction.

3.18.
No Pre-Emptive Rights. The Investor acknowledges and agrees that the Shares will not be subject to any anti-dilution rights, pre-emptive rights, rights of first refusal, co-sale, tag-along or similar rights.

3.19.
Lock-Up Agreement.  As an inducement to the Company to enter into this Agreement and to sell the Shares hereby, the Investor hereby agrees that until the first anniversary of the date hereof, the Investor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares (including any securities issued with respect to the Shares in stock dividends, stock splits, recapitalizations or other similar events), or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior unanimous written consent of the Board of Directors of the Company.  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the Shares (including any securities issued with respect to the Shares in stock dividends, stock splits, recapitalizations or other similar events) if such transfer would constitute a violation or breach of this Agreement.

4.	Miscellaneous.

4.1.
Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

4.2.
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3.
Governing Law; Venue. This Agreement is being delivered and shall be construed and enforced in accordance with and governed by the laws of California applicable to contracts which are wholly executed, written and performed within California. By execution and delivery of this Agreement, the parties agree and accept that any legal action or proceeding brought with respect to this Agreement shall be brought in the court of appropriate jurisdiction in and for the County of San Francisco, State of California, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

4.4.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6.
Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on three (3) days after the date of deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Company at the above address or to the Investor at the address indicated on the signature page hereof, or at such other address as the Investor may designate by written notice to the Company.

4.7.
Litigation. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.8.
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the waiving party. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any Common Stock purchased under this Agreement at the time outstanding, each future holder of all such Common Stock, and the Company.

4.9.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.10.
Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings by and between the Investor and the Company.

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement dated August 31, 2007

“COMPANY”
Elephant Talk Communications, Inc.,
a California corporation

By:
Steven van der Velden, CEO

THE UNDERSIGNED PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE STOCK OF THE COMPANY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. PURCHASER UNDERSTANDS AND HAS CAREFULLY CONSIDERED THE RISKS INVOLVED IN AN INVESTMENT IN THE STOCK OF THE COMPANY, AND CAN WITHSTAND THE TOTAL LOSS OF THE INVESTMENT.

“INVESTOR”